Exhibit 23.2

                          Consent of Ernst & Young LLP,

                  Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of First Defiance Financial Corp. of our report dated March 8, 2005, with respect to the consolidated financial statements of First Defiance Financial Corp. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                    Registration
Form                Statement No.                           Description
----------------------------------------------------------------------------------------------------------
S-8                 33-98506         1993 Stock Incentive Plan and the 1993 Directors' Stock Option
                                        Plan of First Defiance Financial Corp.

S-8                 333-45142        First Defiance Financial Corp. Employee Investment Plan.

S-8                 333-65740        First Defiance Financial Corp. 2001 Stock Option and Incentive
                                        Plan.

S-4, as amended     333-1431         Registration of First Defiance Financial Corp. common stock for ComBanc acquisition.

S-8                 333-127110       2005 Stock Option and Incentive Plan

                                                        /s/ Ernst & Young
                                                        -----------------

Cleveland, Ohio
March 10, 2006